UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2007

VMS NATIONAL PROPERTIES JOINT VENTURE

 (Exact name of Registrant as specified in its charter)

            Illinois

  0-14194

  36-3311347

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

VMS National Properties Joint Venture, an Illinois joint venture (the “Registrant”), owns Terrace Gardens Townhouses (“Terrace Gardens”), a 126-unit apartment complex located in Omaha, Nebraska. As previously reported, on December 4, 2006, the Registrant and two other partnerships, which are affiliated with the Registrant’s managing general partner, (together the “Selling Partnerships”) that own three apartment complexes (together the “Properties” and individually a “Property”) with an aggregate of 642 units entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Northview Realty Group, Inc., a Canadian corporation (the “Purchaser”), to sell the Properties to the Purchaser for a total sales price of $29,100,000, of which $7,200,000 represents the portion of the sales price allocated to Terrace Gardens.  The Purchaser subsequently assigned its rights to purchase the Properties to 11402 Evans Omaha LLC, 7349 Grant Omaha LLC, and 1010 Grand Plaza Omaha LLC, all three of which are Iowa limited liability companies (together the “Purchasers”).

On March 28, 2007 the Registrant and the Purchasers agreed to amend the prior Purchase Agreement to extend the closing date to April 3, 2007.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.64

Third Amendment to Purchase and Sale Contract between VMS National Properties Joint Venture, an Illinois joint venture, and the affiliated Selling Partnerships, and 11402 Evans Omaha LLC, 7349 Grant Omaha LLC, and 1010 Grand Plaza Omaha LLC, all three of which are Iowa limited liability companies, dated March 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS National Properties Joint Venture

(an Illinois joint venture)

VMS National Residential Portfolio I

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  March 30, 2007

VMS National Residential Portfolio II

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  March 30, 2007